EXHIBIT 4.2

ADOPTION AGREEMENT

OFG BANCORP DEFERRED COMPENSATION PLAN

The undersigned Company acting on behalf of itself and each Participating Employer, having been duly advised by its own counsel as to the legal and tax consequences of adopting this Deferred Compensation Plan, and having determined that adoption of this Plan as an unfunded, nonqualified deferred compensation plan would better enable the Company to attract and retain key personnel, HEREBY ADOPTS the attached Deferred Compensation Plan, subject to the following terms, conditions and elections, all of which are integral parts of the Plan adopted hereby:

Company Name: OFG Bancorp

Company Address: Oriental Center, 254 Ave. Munoz Rivera, San Juan, PR 00918

Plan Name: OFG Bancorp Deferred Compensation Plan

Effective Date of the Plan: January 1, 2024

Additional Participating Employers: Oriental Bank

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Capitalized terms used in this Adoption Agreement that are defined in the Plan document attached hereto and not separately defined herein shall have the respective defined meanings set forth in the attached Plan document.

The Company acting on behalf of itself and each Participating Employer hereby elects, for purposes of this Plan, as follows (insert check mark or "X" for each desired election and fill in appropriate blanks):

I. Pay Types from which Annual Deferral Amounts may be deferred by Participants are as follows:

Pay Type		Maximum Percentage

X	Base Salary	100%
X	Ad Hoc Bonus (non-performance based)	100%
X	Bonus (performance based)	100%
X	401(k) Refund	100%
X	Allowances Considered W-2 Income (allowed once approved by the Committee)	100%

II. Annual Company Matching Amounts: The Company may credit Annual Company Matching Amounts for selected Participants:

Yes	X	No

a.Matching Contribution Formula: (select (i) or (ii) below)

(i) Percent of Participant deferrals formula, subject to a specified limit, as follows:

(a) Matching Contribution Rate: _____% of (specify paytype names):
_______________________________________________
_______________________________________________
_______________________________________________

(b) Matching Contribution Limit: ______% of each applicable Pay Type

(ii) Other matching formula: ___________________________________

III. Discretionary Contributions. The Company may credit Annual Company Discretionary Amounts for selected Participants. The amounts to be calculated in one of the following manners (select one):

a. X No Discretionary Contributions
b. Permissible but amount discretionary
c. Annual contribution amount or formula: _____________________________________________

IV. Vesting.
a.The following Vesting Schedule shall apply to all Annual Company Discretionary Amounts and to all Annual Company Matching Amounts, as follows (select one):
Immediate vesting (100%) as amounts are credited
Cliff vesting: 100% at the end of ____ years (commencing as specified below)
Incremental annual vesting, as follows (complete chart below):

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Years Completed	% of Contribution Vested
Year 0%
Year 1%
Year 2%
Year 3%
Year 4%
Year 5%
Year 6%
Year 7%
Year 8%
Year 9%
Year 10%

EXAMPLE (TBD based on specs below):

b. The Vesting Commencement Date shall be determined as follows (select one):
X Not Applicable
Years of participation – based on plan participation date
Years of service – based on date of hire
Age – based on date of birth
Class year - (all employer contributions for the same deferral year vest at the same time regardless of crediting date)

c. The Vesting Increase timing shall be determined as follows (select one):
X Not Applicable
On the last day of the vesting year
On the first day of the vesting year (the anniversary of the Commencement Date)

d. The Vesting Acceleration events that will automatically vest 100% shall be determined as follows (select all that apply):
X Not Applicable
Retirement eligibility
Disability
Death
Change in Control
Other _____________________________________________________

e. Rehires: A former Participant who is rehired following a Termination of Employment, and who is selected for participation in accordance with the terms of the Plan, shall be treated as a new employee and new participant for purposes of determining such individual’s Vesting Commencement Date, without regard to earlier dates of hire or enrollment prior to such Termination of Employment.

V. Retirement Eligibility Date (select all that apply):

X Not Applicable
Age _____
Age _____ plus ____ years of cumulative service
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Age _____ plus ____ years of plan participation
Age _____ plus ____ years of cumulative service and _____ years of plan participation

VI. Distributions.
a.In-Service Distributions X Yes No
(trumped by all other distribution events)

(i) May include employer contributions:
Company Match: Yes No X N/A
Company Discretionary: Yes No X N/A

(ii) Type of election is (select one):
X Class year - each year’s balance may have a different distribution election
User-created accounts (max number of accounts: ______) - each year’s balance is directed to one or more date-specific accounts.

(iii) Alternative forms of distribution (select all that apply):
X Lump Sum
X Annual installments for any whole number of years up to __5___
Other: ___________________________

(iv) The Minimum Deferral Period for vested balances, is _3_ years* measured from the beginning of the Plan Year For example: when enrolling for the ____2024___ (yyyy) plan year, the earliest allowable In-Service Distribution date is ________2027___(mm/dd/yyyy)

(*Recommend no earlier than the time at which company contributions are 100% vested. Unvested portions at the time of the scheduled payments would be paid out upon separation from service.)

b. Separation Distribution
(i) Type of election applies as (select one):
A one-time election
X Class year – each year’s balance may have a different distribution election
(not recommended if user-created accounts is selected for In-service distributions)

(ii) Alternative forms of distribution (select all that apply):
X Lump Sum (recommended)
X Annual installments for any whole number of years up to __10___
Other: ___________________________

c. Disability Distribution
(i) In accordance with the participant Retirement election (recommended),

Or if different from participant’s Retirement election:

(ii) Type of distribution election applies as (select one):
X Default only
A one-time election
Class year – each year’s balance may have a different distribution election
(not recommended if user-created accounts is selected for In-service distributions)

Alternative forms of distribution (select all that apply):
X Lump Sum
Annual installments for any whole number of years up to _____
Other: ___________________________

d. Death Benefit Distribution (pre-commencement vs. post-commencement)
(i) Alternative forms of distribution pre-commencement of separation distribution
In accordance with Participant’s separation elections, or

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Or if different from Participant’s separation elections (select all that apply):

X Lump Sum (recommended)
Annual installments for any whole number of years up to _____
Other: ___________________________

(ii) Alternative forms of distribution post-commencement of separation distribution

Continue in accordance with Participant’s elections (recommended)

Or if different from Participant’s separation elections (select all that apply):

Lump Sum
Annual installments for any whole number of years up to _____
An amount to be determined by the Committee
Other: ___________________________

e. Additional Supplemental Death Benefit (may require consent for life insurance)
X None
Discretionary amount to be determined by the Committee
Specified amount: _______________________________

f. Change in Control Distribution Yes X No
(i) Distribution is (select one):
X Mandatory
Optional (declinable)

(ii) Alternative forms of distribution (select all that apply):
Lump Sum
Annual installments for any whole number of years up to __5___
Other: ___________________________

g. Default Distribution (if none selected then the Default Distribution election for all events will be Lump Sum at separation from service)

(i) Alternative forms of distribution (select one):
X Lump Sum (recommended)
Annual installments for _____ years
Other: ___________________________

(ii) Time of Distribution:
X Separation from service (recommended)
Other: ___________________________

h. Small Accounts payment
(NOTE: this is in addition to the default deminimis provision in Section 6.10 that allows the Company to pay the Participant’s vested Account Balance at any time if it does not exceed the then applicable limit of §402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan.)

X None (recommended)
Notwithstanding any payment election made by the Participant, if at the time any distribution becomes due and the vested balance of all installments associated with that distribution does not exceed $_______________________ then the balance will be paid in a single lump sum, subject to compliance with Section 409A.

Exclude InService distributions

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VII. Cause: If the definition for "Cause" is different than that specified in the Plan, specify the alternative definition that shall apply for purpose of this Plan: (if blank, Plan definition will apply):
______________________________________________________________
______________________________________________________________
____________________________________________________________________

VIII. Rabbi Trust: The Sponsor elects to establish a grantor trust (rabbi trust) under the Plan:

Yes	X	No

VIII. Governing Law: The Plan will generally be governed by federal law but the governing state law, to the extent not preempted by federal law, and in any case subject to the choice of law rules of any court before which any suit or proceeding affecting this Plan may be heard, shall be the laws of the following state (specify state):

Puerto Rico
(if none specified, the state under which laws the Company was formed).

IN WITNESS WHEREOF, the Company, on behalf of itself and each Participating Employer, has caused its duly authorized representative to execute this Adoption Agreement, under seal, as of the Effective Date set forth above, intending that the Company shall be bound hereby, and that each Participant, Committee Member and Record Keeper may rely hereon.

COMPANY: OFG Bancorp

By: /s/ Jennifer Zapata

Print Name: Jennifer Zapata

Title: Managing Director Human Resources
Duly authorized

Date: December 27, 2023

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